Exhibit 10.1

THIS SENIOR UNSECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BORROWER SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SENIOR UNsecured PROMISSORY DRAWDOWN LOAN NOTE

UP TO USD $1,000,000 Issuance Date: September 6, 2023

FOR VALUE RECEIVED, the undersigned, Heart Test Laboratories, Inc. D/B/A HeartSciences, a Texas corporation (“Borrower”), hereby promises to pay to the order of Matthews Southwest Holdings, Inc., a Texas corporation, or its assigns of this senior unsecured promissory note (collectively, the “Holder”), the principal sum of up to One Million and No/100 Dollars ($1,000,000), and such other amount as may be outstanding hereunder (collectively, this “Note”).

1.
Purpose of Note and Drawdown of Principal.
(a)
This Note is intended to provide an interest free, “drawdown” facility by Holder to Borrower in the principal amount of up to $1,000,000 (“Principal”) as follows:
(b)
The first drawdown shall be in the amount of $250,000 on or prior to September 8, 2023.
(c)
The second drawdown shall be in the amount of $250,000 on or prior to September 22, 2023.
(d)
Further drawdown(s) in the aggregate amount of up to $500,000 shall be at the election of the Borrower, in amounts and timing to be mutually agreed between the Borrower and Holder.
2.
Repayment, Interest, and Facility Fee.
(a)
The facility fee payable shall be as follows:
(i)
Warrants to acquire 500,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of the Borrower (“Warrants”) exercisable at $1.00 per share, which shall be issued to the Holder upon the completion of the first drawdown as set out in Sections 1(b) and (c) above;

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(ii)
Warrants to acquire up to 500,000 shares of Common Stock par value $0.001 of the Borrower exercisable at $1.25 per share, of which (A) 250,000 of such Warrants shall be issued to the Holder upon the completion of the first drawdown as set out in Section 1(b) and (c) above; and (B) 250,000 of such Warrants to be issued to the Holder pro-rata based on further drawdowns up to $500,000 as set out in Section 1(d) above; and
(iii)
Warrants to acquire up to 500,000 shares of Common Stock par value $0.001 of the Borrower exercisable at $1.50 per share, of which (A) 250,000 of such Warrants shall be issued to the Holder upon the completion of the first drawdown as set out in Section 1(b) and (c) above; and (B) 250,000 of such Warrants to be issued to the Holder pro-rata based on further drawdowns up to $500,000 as set out in Section 1(d) above.

The Warrants as described in this Section 2(a) hereto shall be in the form attached hereto as Exhibit A, subject to the terms of Sections 2(a)(i) – (iii) above. All share and exercise price amounts contained in this Note are subject to proportionate adjustment for stock splits, stock combinations and other similar recapitalizations applicable to the Borrower.

(b)
No interest shall be payable on the Note other than upon the occurrence of an Event of Default (as defined below), then to the extent permitted by law, Borrower will pay interest to Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of twelve percent (12%) per annum.
(c)
The Maturity Date for repayment of all Principal outstanding under this Note shall be December 31, 2023. The Company may repay the Note earlier at any time in any amount without any penalty.
3.
Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:
(a)
Borrower fails to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof, if the same has continued for five (5) business days after written notice specifying such default has been delivered to the Borrower by Holder;
(b)
Borrower fails to perform any other covenant contained herein, if the same has continued for thirty (30) days after written notice specifying such default has been delivered to the Borrower by Holder;
(c)
Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the

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Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or
(d)
a proceeding or case shall be commenced in respect of Borrower without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against Borrower or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to Borrower or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of sixty (60) consecutive days.
4.
Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing (subject to any cure period), Holder may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 3(c) or (d) above, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by Borrower, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 3(a) or (b) above, Holder may exercise or otherwise enforce any one or more of Holder’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of Holder shall operate as a waiver thereof or otherwise prejudice the right of Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.
5.
Parties in Interest, Transferability. This Note shall be binding upon Borrower and its successors and assigns and the terms hereof shall inure to the benefit of Holder and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 12 below, or pledged, hypothecated or otherwise granted as security by the Holder.
6.
Amendments. This Note may not be modified or amended in any manner except in writing executed by Borrower and Holder.
7.
Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), by email transmission at the address specified below, or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

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Address of Holder:	Matthews Holdings Southwest, Inc. 320 West Main Street Lewisville, Texas, 75057 Attn: CFO Email: amiller@matthewssouthwest.com
Address of the Borrower:	Heart Test Laboratories, Inc. 550 Reserve Street, Suite 360 Southlake, Texas 76072 Attn: CFO Email: Danielle.watson@heartsciences.com

8.
Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted. Each party irrevocably submits and unconditionally waives any objection to the jurisdiction and venue of the federal or state courts sitting in the City of Dallas, State of Texas for purpose of any suit, action or other proceeding arising out of this Note or any transaction contemplated hereby, and each party hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
9.
Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.
10.
Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by Borrower to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by Holder and shall not, except as expressly provided herein, be subject to any other obligation of Borrower (or the performance thereof). Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to Holder and that the remedy at law for any such breach may be inadequate. Therefore Borrower agrees that, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.
11.
Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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12.
Binding Effect. The obligations of Borrower and Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof. Holder may assign any or all if its rights, titles and interests in, to or under this Note to any person or entity upon written notice to Borrower.
13.
Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.
14.
Borrower Waivers. Except as otherwise specifically provided herein, Borrower and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Borrower liable for the payment of this Note. No delay or omission on the part of Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.
15.
Usury Savings Clause. Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Holder shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Holder shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law. If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Holder to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly. In the event Holder ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Borrower and Holder shall, the maximum extent permitted under applicable law (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

[Signature page follows]

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IN WITNESS WHEREOF, Borrower and Holder have executed and delivered this Note as of the date first written above.

HEART TEST LABORATORIES, INC. (Borrower) By: /s/ Andrew Simpon Name: Andrew Simpson Title: CEO
Matthews Southwest Holdings, Inc. (Holder) By: /s/ Adam Miller Name: Adam Miller Title: Vice President

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